UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/26/2011

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation was held on April 26, 2011. As of the record date, there were a total of 40,538,836 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 36,873,458 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of four Class II directors to hold office until the Annual Meeting of 2014. The nominees for the directorships received the following votes:
Director	For	Withhold	Broker Non-Votes
Kevin C. Gallagher	34,216,175	444,456	2,212,827
Greg M. Graves	34,497,700	162,931	2,212,827
Paul Uhlmann III	34,221,419	439,212	2,212,827
Thomas J Wood III	30,438,772	4,221,859	2,212,827

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2014.

2. Ratification of the Audit Committee's retention of Deloitte & Touche LLP to serve as the Company's independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2011. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
36,381,006	439,828	52,624	0

3. Advisory vote (non-binding) on the compensation of the Company's named executive officers. The proposal receive the following votes
For	Against	Abstain	Broker Non-Votes
34,044,771	387,018	228,842	2,212,827

4. Advisory vote (non-binding) on the frequency of advisory votes on the compensation of the Company's named executive officers. The proposal received the following votes:
1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
14,545,008	2,337,339	17,482,247	296,037	2,212,827

5. Proposed amendments to the UMB Financial Corporation Long-Term Incentive Compensation Plan. The proposal received the following votes:
For	Against	Abstain	Broker Non-Votes
32,367,959	2,084,951	207,721	2,212,827

Consideration of the shareholder proposal to eliminate classification of terms of the Company's Board of Directors to require that all directors stand for election annually. The proposal received the following votes:
For	Against	Abstain	Broker Non Votes
19,041,796	15,476,066	142,769	2,212,827

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn Vice Chairman, CFO and CAO

Date: April 27, 2011